Exhibit 10.1

Execution Version

FIRST AMENDMENT
TO
THIRD AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of December 12, 2013, is made by and among Carlisle Companies Incorporated, a Delaware corporation (“Carlisle”), Carlisle Corporation, a Delaware corporation (“CC” and together with Carlisle, herein the “Co-Borrowers”), JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) for the financial institutions (collectively the “Banks”) party to the hereinafter-defined Credit Agreement and the undersigned Banks.

W I T N E S S E T H:

WHEREAS, Carlisle, Carlisle Management Company (“CMC”), the Administrative Agent and the Banks entered into that certain Third Amended and Restated Credit Agreement dated as of October 20, 2011 (the “Credit Agreement”);

WHEREAS, after the execution of the Credit Agreement, CMC and Carlisle merged, with Carlisle being the surviving entity;

WHEREAS, Carlisle desires to name CC as a co-borrower under the Credit Agreement; and

WHEREAS, the Co-Borrowers, the Administrative Agent and the Banks desire to enter into this Amendment to, among other things, name CC as a co-borrower under and extend the term of the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Co-Borrowers, the Administrative Agent and the undersigned Banks do hereby agree as follows:

1.                                      Amendments to the Credit Agreement.  Effective as of the date of satisfaction of the conditions precedent set forth in Section 2 below, the parties hereto agree that the Credit Agreement is hereby amended as follows:

(a)                                 The introductory language of the Credit Agreement is hereby amended to replace the phrase “CARLISLE MANAGEMENT COMPANY, a Delaware corporation (“CMC” and together with Carlisle, herein the “Co-Borrowers”)” with the phrase “CARLISLE CORPORATION, a Delaware corporation (“CC” and together with Carlisle, herein the “Co-Borrowers”)”, and the Credit Agreement is hereby amended to replace any reference to the defined term “CMC” appearing therein with the defined term “CC”.

(b)                                 Section 1.01 of the Credit Agreement is hereby amended to insert the following new definitions in the appropriate alphabetical order:

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Co-Borrower or its subsidiaries from time to time concerning or relating to bribery or corruption.

“Business Day” means either Available Currency Business Day, Domestic Business Day, or Euro-Dollar Business Day, as the context herein requires; provided that if such context is ambiguous or unclear, the term “Business Day” means Domestic Business Day.

“CDOR Screen Rate” has the meaning set forth in Section 2.08(b)(ii).

“Entitled Person” has the meaning set forth in Section 9.18.

“FATCA” has the meaning set forth in Section 8.04(a).

“First Amendment” means that certain First Amendment to Third Amended and Restated Credit Agreement dated as of December 12, 2013, by and among the Co-Borrowers, the Administrative Agent and the Banks party thereto.

“Interest Coverage Ratio” has the meaning set forth in Section 5.12.

“Leverage Ratio” has the meaning set forth in Section 5.11.

“Original Currency” has the meaning set forth in Section 9.18.

“Other Currency” has the meaning set forth in Section 9.18.

“Patriot Act” has the meaning set forth in Section 9.17.

“Ratio Increase” has the meaning set forth in Section 5.11.

“Reference Bank” has the meaning set forth in Section 2.08(b)(ii).

“Reuters Group” has the meaning set forth in Section 2.08(b)(ii).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or the United Nations Security Council.

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or the United Nations Security Council, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.

“Screen Rate” has the meaning set forth in Section 2.08(b)(ii).

“TARGET2 Day” means a day that the Trans-European Automated Real-time Gross Settlement Express Transfer payment system (or, if such payment system ceases to be operative, such other payment system (if any) reasonably determined by the Administrative Agent to be a suitable replacement) for the settlement of payments in euro is open for the settlement of payments in Euro.

(c)                                  The definition of “Agreement” appearing in Section 1.01 of the Credit Agreement is amended and restated in its entirety to read as follows:

“Agreement” means this Agreement (as set forth in the introduction hereto), as the same may from time to time be amended, modified, supplemented or restated, including, without limitation, by the First Amendment.

(d)                                 The definition of “Available Currency appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Available Currency” means the Euro, British Pounds Sterling, Japanese Yen, the Canadian dollar or any other freely available currency that is (i) a lawful currency that is readily available and freely transferable and convertible into Dollars, (ii) available in the London interbank market and (iii) agreed to by the Administrative Agent and each of the Banks.  The term “Available Currency”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are denominated in an Available Currency.

(e)                                  The definition of “Consolidated Financial Liabilities” appearing in Section 1.01 of the Credit Agreement is hereby amended to replace the defined term “Consolidated Financial Liabilities” from line 1 thereof with the defined term “Consolidated Finance Liabilities”.

(f)                                   The definition of “Funding Obligors” appearing in Section 1.01 of the Credit Agreement is hereby amended to replace the defined term “Funding Obligors” from line 1 thereof with the defined term “Funding Obligor”.

(g)                                  Clause (1) of the definition of “Interest Period” appearing in Section 1.01 of the Credit Agreement is hereby amended to replace the phrase “two weeks or one, three, six or nine months” immediately after the reference to “Notice of Interest Rate Election and ending” appearing therein with the phrase “one, three or six months”.

(h)                                 Clause (2) of the definition of “Interest Period” appearing in Section 1.01 of the Credit Agreement is hereby amended to replace the phrase “two weeks or one, three, six or nine months” immediately after the reference to “Notice of Interest Rate Election and ending” appearing therein with the phrase “one, three or six months”.

(i)                                     The definition of “Permitted Securitized Transaction” appearing in Section 1.01 of the Credit Agreement is hereby amended to replace the defined term “Permitted Securitized Transaction” from line 1 thereof with the defined term “Permitted Securitized Transactions”.

(j)                                    The definition of “Quotation Date” appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Quotation Date” means, with respect to any Loan for any Interest Period, (i) if the currency is British Pounds Sterling, the first day of such Interest Period, (ii) if the currency is Euro, the day that is two (2) TARGET2 Days before the first day of such Interest Period, and (iii) for any other currency, two Available Currency Business Days prior to the commencement of such Interest Period (unless, in each case, market practice differs in the relevant market where the applicable Screen Rate for such currency is to be determined, in which case the Quotation Day will be determined by the Administrative Agent in accordance with market practice in such market (and if quotations would normally be given on more than one day, then the Quotation Day will be the last of those days)).

(k)                                 The definition of “Revolving Termination Date” appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Revolving Termination Date” means December 12, 2018.

(l)                                     Article 1 of the Credit Agreement is hereby amended to insert the following as a new Section 1.05 thereof:

“SECTION 1.05.  Calculation of Financial Ratios.  The financial ratios herein, including without limitation the Leverage Ratio and the Interest Coverage Ratio, shall be calculated (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any indebtedness or other liabilities of Carlisle or any of its Subsidiaries at “fair value”, as defined therein and (ii) without giving effect to any treatment of indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such indebtedness in a reduced or bifurcated manner as described therein, and such indebtedness shall at all times be valued at the full stated principal amount thereof.”

(m)                             Section 2.08(b)(ii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(ii)                            Definitions.  As used herein the following terms have the following meanings:

“Available Currency Rate” means, in relation to any Interest Period and the related Available Currency Borrowing:

(A)                               for Loans denominated in Canadian dollars, the applicable CDOR Screen Rate; or

(B)                               for Loans not denominated in Canadian dollars,

(i)                                     the applicable Screen Rate; or

(i)                                     if no Screen Rate is available for that Interest Period of that Borrowing, the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Administrative Agent at its request quoted by the Reference Banks to leading banks in the European interbank market as of 11.00 am (London time) on the applicable Quotation Date for the offering of deposits in the applicable currency and for a period comparable to that interest period.

“CDOR Screen Rate” means for the relevant Interest Period, the Canadian deposit offered rate which, in turn means on any day the sum of (a) the annual rate of interest determined with reference to the arithmetic average of the discount rate quotations of all institutions listed in respect of the relevant Interest Period for Canadian Dollar-denominated bankers’ acceptances displayed and identified as such on the “Reuters Screen CDOR Page” as defined in the International Swap Dealer Association, Inc. definitions, as modified and amended from time to time, as of 10:00 a.m.,  Toronto local time, on such day and, if such day is not a Available Currency Business Day, then on the immediately preceding Available Currency Business Day (as adjusted by Administrative Agent after 10:00 a.m., Toronto local time, to reflect any error in the posted rate of interest or in the posted average annual rate of interest) plus (b) 0.10% per annum; provided that, if such rates are not available on the Reuters Screen CDOR Page on any particular day, then the Canadian deposit offered rate component of such rate on that day shall be calculated as the cost of funds quoted by Administrative Agent to raise Canadian Dollars for the applicable Interest Period as of 10:00 a.m., Toronto local time, on such day for commercial loans or other extensions of credit to businesses of comparable credit risk; or if such day is not a Available Currency Business Day, then as quoted by the Administrative Agent on the immediately preceding Available Currency Business Day

“Reference Banks” means the Administrative Agent and any other bank or financial institution appointed as such by the Administrative Agent in consultation with Carlisle.

“Reuters Group” means the division or subsidiary of Thomson Reuters Corporation providing electronic quotations of rates.

“Screen Rate” means the percentage rate per annum displayed for the applicable Available Currency on the LIBOR01 or LIBOR02 page of the Reuters Group screen as determined by the Administrative Agent.”

(n)                                 Section 2.08(f) of the Credit Agreement is hereby amended by inserting the following after the first sentence appearing therein:

“The Available Currency Rate in respect of Loans not denominated in Canadian dollars shall be calculated to include applicable statutory reserve requirements for eurocurrency liabilities.”

(o)                                 The last sentence of Section 2.15 of the Credit Agreement is hereby amended in its entirety to read as follows:

“All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day); except interest computed by reference to the CDOR Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year)

and interest for borrowings denominated in British Pounds Sterling shall be computed on the basis of a year of 365 days.”

(p)                                 Section 3.03 of the Credit Agreement is hereby amended to replace the word “Sections” appearing immediately before the number “2.14” appearing therein with the word “Section”.

(q)                                 Section 4.12 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“SECTION 4.12.  Anti-Corruption Laws and Sanctions.  Carlisle has implemented and maintains in effect policies and procedures designed to ensure compliance by Carlisle, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and Carlisle, its Subsidiaries and their respective officers and employees and, to the knowledge of Carlisle, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.  Carlisle, any of its Subsidiaries or any of their respective directors, officers or employees  and, to the knowledge of Carlisle, any agent of Carlisle or any subsidiary that will act in any capacity in connection with or benefit from this Agreement, are not Sanctioned Persons.  No Borrowing or Letters of Credit, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.”

(r)                                    Section 5.05 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“SECTION 5.05. Compliance with Laws.  Carlisle will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws, ERISA, Anti-Corruption Laws, applicable Sanctions and the rules and regulations thereunder) except (x) where the necessity of compliance therewith is contested in good faith by, appropriate proceedings or (y) where the failure to comply could not reasonably be expected to have a Material Adverse Effect. Carlisle will maintain in effect and enforce policies and procedures designed to ensure compliance by Carlisle, its Subsidiaries and their respective directors, officers, employees and agents with  Anti-Corruption Laws and applicable Sanctions.”

(s)                                   The last sentence of Section 5.08 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“None of such proceeds will be used, directly or indirectly, (i) for the purpose, whether immediate, incidental or ultimate, of buying or carrying any “margin stock” within the meaning of Regulation U, (ii) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (iii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country or (iv) in any manner that would result in the violation of  any Sanctions applicable to any party hereto.”

(t)                                    The first sentence of Section 5.11 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“The Leverage Ratio will at no time exceed 3.50 to 1.00; provided, however, that Carlisle may request, up to two times before the Revolving Credit Termination Date and upon an acquisition by Carlisle of $200,000,000 or greater, an increase in the Leverage Ratio to 4.00 to 1.00 (the “Ratio Increase”); provided further that the Ratio Increase shall only be in effect for three consecutive quarters following the consummation of such acquisition, after which the Leverage Ratio will revert back to 3.50 to 1.00.”

(u)                                 Section 8.03(a) of the Credit Agreement is hereby amended to replace the phrase “special deposit, insurance assessment or similar requirement” immediately before the reference to “against the assets of” appearing therein with the following phrase:

“special deposit, liquidity, insurance assessment or similar requirement (including any compulsory loan requirement, insurance charge or other assessment)”

(v)                                 Section 8.03(b) of the Credit Agreement is hereby amended to (x) insert the words “regarding capital or liquidity requirements” immediately after the reference to “Change in Law” appearing therein and (y) insert the words “and liquidity” immediately after the reference to “capital adequacy” appearing therein.

(w)                               Section 8.08(c)(ii) of the Credit Agreement is hereby amended to replace the section reference “Section 2.20(c)” appearing therein with section reference “Section 8.08(c)”.

(x)                                 Section 9.06(c)(i) of the Credit Agreement is hereby amended to (x) insert the word “eligible” immediately after the reference to “participations to one or more” appearing therein and (y) insert the word “eligible” immediately before the reference to “entities” appearing therein.

(y)                                 Section 9.17 of the Credit Agreement is hereby amended to replace all references to the defined term “Act” appearing therein with the defined term “Patriot Act”.

(z)                                  Schedule 1.01 of the Credit Agreement is hereby replaced in its entirety with Annex I to this Amendment.

(aa)                          Schedule 1.01(a) of the Credit Agreement is hereby replaced in its entirety with Annex II to this Amendment.

(bb)                          Schedule 1.01(b) of the Credit Agreement is hereby deleted in its entirety.

(cc)                            Schedule 4.09 of the Credit Agreement is hereby replaced in its entirety with Annex III to this Amendment.

2.                                      Available Currency Commitment and Revolving Commitment.  On the First Amendment Effective Date (as defined below), the Available Currency Commitment and the Revolving Commitment of each Bank shall be as set forth on Annex I to this Amendment.  Each Bank hereby consents and agrees to the Available Currency Commitment and the Revolving Commitment set forth on Annex I to this Amendment.

3.                                      Pricing Schedule.  On the First Amendment Effective Date, the Pricing Schedule shall be as set forth on Annex II to this Amendment.  Carlisle consents and agrees to the Pricing Schedule set forth on Annex II to this Amendment.

4.                                      Conditions Precedent.  This Amendment shall not become effective until the date on which each of the following conditions is satisfied:

(a)                                 a counterpart of this Amendment signed on behalf of each party hereto or written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Amendment;

(b)                                 an opinion of Steven J. Ford, Esq., Vice President, Secretary and General Counsel of Carlisle, substantially in the form of Exhibit A hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

(c)                                  all fees and other amounts due and payable on or prior to the First Amendment Effective Date, including, without limitation, the upfront fees Carlisle and the Administrative Agent have agreed to pay to each Bank;

(d)                                 all documents the Administrative Agent may reasonably request relating to the existence of the Co-Borrowers, the corporate authority for and the validity of the Loan Documents and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent;

(e)                                  all Governmental Authority and third party approvals necessary or, in the discretion of the Administrative Agent, advisable in connection with the financing contemplated hereby and the continuing operations of the Co-Borrowers and their respective subsidiaries shall have been obtained and be in full force and effect; and

(f)                                   all documentation and other information required by regulatory authorities with respect to the Co-Borrowers under applicable Anti-Terrorism Laws and Anti-Corruption Laws, including without limitation the Patriot Act, in each case at least 5 Business Days in advance of the First Amendment Effective Date.

The Administrative Agent shall promptly notify Carlisle and the Banks of the date when all documents required to be delivered as a condition to the effectiveness of this Amendment have been delivered (the “First Amendment Effective Date”) and such notice shall be conclusive and binding on all parties hereto. The execution of this Amendment by the Co-Borrowers shall be deemed to be a representation and warranty by Carlisle on the First Amendment Effective Date as to the facts specified in clauses (c), (d) and (e) of Section 3.02 of the Credit Agreement.

5.                                      Representations and Warranties of Carlisle.  Carlisle hereby represents and warrants as follows:

(a)                                 This Amendment and the Credit Agreement as amended hereby constitute legal, valid and binding obligations of the Co-Borrowers, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and

(b)                                 As of the date hereof and after giving effect to the terms of this Amendment, (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties of Carlisle set forth in the Credit Agreement are true and correct on and as of the date hereof.

6.                                      Ratification. Except as expressly amended hereby, the Loan Documents shall remain in full force and effect. The Credit Agreement, as hereby amended, and all rights and powers created thereby or thereunder and under the other Loan Documents are in all respects ratified and confirmed and remain in full force and effect.

7.                                      Definitions and References.  Any term used in this Amendment that is defined in the Credit Agreement shall have the meaning therein ascribed to it.  The terms “Agreement” and “Credit Agreement” as used in the Loan Documents or any other instrument, document or writing furnished to the Administrative Agent or the Lenders by the Borrower and referring to the Credit Agreement shall mean the Credit Agreement as hereby amended.

8.                                      Governing Law.  This Amendment shall be construed in accordance with and governed by the laws of the State of New York.

9.                                      Miscellaneous.  This Amendment (a) shall be binding upon and inure to the benefit of the Co-Borrowers, the Administrative Agent and the Banks and their respective successors and assigns (provided, however, no party may assign its rights hereunder except in accordance with the Credit Agreement), (b) may be modified or amended only in accordance with the Credit Agreement, (c) may be executed in several counterparts, and by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original agreement, and all such separate counterparts shall constitute but one and the same agreement, and (d) together with the other Loan Documents, embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, consents and understandings relating to such subject matter.  Delivery of an executed counterpart of a signature page to this Amendment by telecopy or as an attachment to an email shall be effective as delivery of a manually executed counterpart of this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

CARLISLE COMPANIES INCORPORATED CARLISLE CORPORATION

By:	/s/ Steven Ford
Steven Ford, Chief Financial Officer

Signature Page
to
First Amendment to Third Amended and Restated Credit Agreement

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Antje B. Focke
Antje B. Focke, Senior Underwriter

Signature Page
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First Amendment to Third Amended and Restated Credit Agreement

WELLS FARGO BANK, N.A., as a Bank

By:	/s/ Scott Santa Cruz
Scott Santa Cruz, Managing Director

Signature Page
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First Amendment to Third Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as a Bank

By:	/s/ Mike Delaney
Mike Delaney, Director

Signature Page
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First Amendment to Third Amended and Restated Credit Agreement

SUNTRUST BANK, as a Bank

By:	/s/ Johnetta Bush
Johnetta Bush, Vice President

Signature Page
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First Amendment to Third Amended and Restated Credit Agreement

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Bank

By:	/s/ George Stoecklein
George Stoecklein, Director

Signature Page
to
First Amendment to Third Amended and Restated Credit Agreement

MIZUHO BANK, LTD., as a Bank

By:	/s/ David Lim
David Lim, Authorized Signatory

Signature Page
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First Amendment to Third Amended and Restated Credit Agreement

T.D. BANK, N.A., as a Bank

By:	/s/ Bernadette Collins
Bernadette Collins, Senior Vice President

Signature Page
to
First Amendment to Third Amended and Restated Credit Agreement

HSBC BANK USA, NATIONAL ASSOCIATION, as a Bank

By:	/s/ Russ Fallis
Russ Fallis, Vice President

Signature Page
to
First Amendment to Third Amended and Restated Credit Agreement

PNC BANK, NATIONAL ASSOCIATION, as a Bank

By:	/s/ Jessica F. Sidhom
Jessica F. Sidhom, Vice President

Signature Page
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First Amendment to Third Amended and Restated Credit Agreement

EXHIBIT A

Opinion of
Counsel for the Co-Borrowers

December 12, 2013

To the Banks and the Administrative Agent
Referred to Below
c/o JPMorgan Chase Bank, N.A., as Administrative Agent
13777 Ballantyne Corporate Place
Charlotte, NC 28277

Dear Sirs:

I am Vice President, Secretary and General Counsel of Carlisle Companies Incorporated (“Carlisle”) and Secretary of Carlisle Corporation (“CC” and together with Carlisle, herein the “Co-Borrowers”), and in my capacity as an employee of Carlisle, I have participated in the execution and delivery of the First Amendment (the “First Amendment”) to Third Amended and Restated Credit Agreement dated as of December 12, 2013 among the Co-Borrowers, the Banks party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Credit Agreement”).  Terms defined in the First Amendment are used herein as therein defined.  This opinion is being rendered to you pursuant to Section 4 of the First Amendment.

I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

The opinions expressed in this letter are limited to the laws of the States of New York and Delaware and the Federal laws of the United States of America.

Upon the basis of the foregoing, I am of the opinion that:

1.                                      Each Co-Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

2.                                      The execution, delivery and performance by each Co-Borrower of the First Amendment are within the corporate powers of each Co-Borrower, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by—laws of either Co-Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon Carlisle or any of Carlisle’s Material Subsidiaries or result in the creation or imposition of any Lien on any asset of Carlisle or any of Carlisle’s Material Subsidiaries.

3.                                      The Credit Agreement as amended by the First Amendment constitutes a valid and binding agreement of each Co-Borrower constitutes a valid and binding obligation of each Co-Borrower,

Exhibit A

to

First Amendment to Third Amended and Restated Credit Agreement

in each case enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and by general principles of equity.

4.                                      There is no action, suit or proceeding pending against, or to the best of our knowledge threatened against or affecting, Carlisle or any of Subsidiaries of Carlisle before any court or arbitrator or any governmental body, agency or official, in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of Carlisle and Carlisle’s Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity of the First Amendment.

5.                                      Each of Carlisle’s corporate Subsidiaries is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted except where the failure to have such powers, licenses, authorizations, consents or approvals could not reasonably be expected to have a Material Adverse Effect.

Very truly yours,

ANNEX I

Commitments

Bank	Available Currency Commitment	Revolving Commitment
JPMorgan Chase Bank, N.A.	$41,093,750	$82,187,500
Wells Fargo Bank, N.A.	$41,093,750	$82,187,500
Bank of America, N.A.	$41,093,750	$82,187,500
SunTrust Bank	$41,093,750	$82,187,500
The Bank of Tokyo-Mitsubishi UFJ, Ltd	$31,875,000	$63,750,000
Mizuho Bank, Ltd.	$31,875,000	$63,750,000
T.D. Bank, N.A.	$31,875,000	$63,750,000
HSBC Bank USA, National Association	$20,000,000	$40,000,000
PNC Bank, National Association	$20,000,000	$40,000,000
Total Commitments	$300,000,000.00	$600,000,000.00

Annex I
to
First Amendment to Third Amended and Restated Credit Agreement

ANNEX II

Pricing Schedule

Each of “Euro—Dollar Margin”, “Base Margin”, and “Facility Fee Rate” means, for any date, the rate per annum set forth below in the row opposite such term and in the column corresponding to the Pricing Level that applies at such date:

Margin	Level I	Level II	Level III	Level IV	Level V	Level VI
Euro—Dollar Margin	0.825%	0.925%	1.125%	1.325%	1.525%	1.725%
Base Margin	0.00%	0.00%	0.125%	0.325%	0.525%	0.725%
Facility Fee Rate	0.05%	0.075%	0.125%	0.175%	0.225%	0.275%

For purposes of this Schedule, the following terms have the following meanings:

“Level I” applies at any date if, at such date, Carlisle’s senior unsecured bank or other unsecured senior debt is rated A- or higher by S&P or A3 or higher by Moody’s.

“Level II” applies at any date if, at such date, Carlisle’s senior unsecured bank or other unsecured senior debt is rated BBB+ by S&P or Baa1 by Moody’s.

“Level III” applies at any date if, at such date, Carlisle’s senior unsecured bank or other unsecured senior debt is rated BBB by S&P or Baa2 by Moody’s.

“Level IV” applies at any date if, at such date, Carlisle’s senior unsecured bank or other unsecured senior debt is rated BBB— by S&P or Baa3 by Moody’s.

“Level V” applies at any date if, at such date, Carlisle’s senior unsecured bank or other unsecured senior debt is rated BB+ by S&P or Bal by Moody’s.

“Level VI” applies at any date, if at such date, no other Pricing Level applies.

“Moody’s” means Moody’s Investors Service, Inc.

“Pricing Level” refers to the determination of which of Level I, Level II, Level III, Level IV, Level V or Level VI applies at any date.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw—Hill Companies, Inc.

The credit ratings to be utilized for purposes of this Schedule are those assigned to the senior unsecured bank debt of Carlisle without third—party credit enhancement and any rating assigned to any other debt security of Carlisle shall be disregarded.  The rating in effect at any date is that in effect at the close of business on such date.  The applicable “Pricing Level” for purposes of this definition shall be the Pricing Level set forth above which corresponds with such credit ratings.  In the event the ratings assigned by S&P or Moody’s fall in different Pricing Levels, the Pricing Level to be used shall be the Pricing Level containing the highest rating; provided that if the difference is more than one full rating category (with changes in the +, - or numerical modifiers associated with the ratings being considered one full rating category for purposes of this proviso), the Pricing Level to be used shall be the Pricing Level

Annex II
to
First Amendment to Third Amended and Restated Credit Agreement

containing the rating which is one above the lowest rating assigned.  If the rating system of S&P or Moody’s shall change or if S&P and Moody’s both no longer rate the unsecured senior bank debt of Carlisle, the parties hereto shall negotiate in good faith to amend the references to specific ratings in this definition (including by way of substituting another rating agency mutually acceptable to Carlisle and the Administrative Agent for the rating agency with respect to which the rating system has changed) to reflect such changed rating system, and if an agreement with Carlisle on this point cannot be reached, the Administrative Agent, acting in good faith, shall determine the applicable Pricing Level.  Pending agreement on such amendment or the Administrative Agent’s determination, the rating in effect immediately prior to such change will be used in determining the Pricing Level hereunder.  As of the Closing Date, the Pricing Level is Level III.

ANNEX III

Material Subsidiaries

Carlisle Companies Incorporated

Carlisle Brake & Friction, Inc.

Friction Products Co.

Carlisle Corporation

Carlisle Transportation Products, Inc.

Carlisle Construction Materials Incorporated

Carlisle Coatings & Waterproofing Incorporated

Carlisle TPO, Inc.

Carlisle Interconnect Technologies, Inc.

Carlyle Holdings, Inc.

Carlisle Insurance Company

Carlisle FoodService Products Incorporated

Carlisle Industrial Brake & Friction, Inc.

Carlisle International BV

Carlisle Holding Ltd.

Carlisle Asia Pacific Ltd.

Carlisle Brake Products (Hangzhou) Co. Ltd.

Carlisle (Meizhou) Rubber Products Co. Ltd.

CSL Manufacturing CV

Carlisle Canada

S. K. Wellman SpA

Carlisle Holdings GmbH

Carlisle Construction Materials GmbH

CSL International CV

Carlisle Holdings BV
Tri-Star Electronics International, Inc.
Carlisle Interconnect Technologies (Dongguan) Co., Ltd.
Hertalan Holding BV

Annex III
to
First Amendment to Third Amended and Restated Credit Agreement